Exhibit 3.1

ARES REAL ESTATE INCOME TRUST INC.

ARTICLES OF AMENDMENT

Ares Real Estate Income Trust Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation (“SDAT”) of Maryland that:

FIRST: Under a power contained in Section 6.1 of Article VI of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, (i) redesignated 500,000,000 shares of Class I common stock, $0.01 par value per share (the “Class I Common Shares”) (including all of such shares issued and outstanding immediately prior to the time of acceptance of these of Articles of Amendment for record by the SDAT of Maryland (the “Effective Time”)) as a series of Class I Common Shares named Class I-R common stock (the “Class I-R Common Shares”), (ii) redesignated 100,000,000 shares of Class D common stock, $0.01 par value per share (the “Class D Common Shares”) (including all of such shares issued and outstanding immediately prior to the Effective Time) as a series of Class D Common Shares named Class D-R common stock (the “Class D-R Common Shares”) and redesignated 400,000,000 Class D Common Shares as a series of Class D Common Shares named Class D-PR common stock (the “Class D-PR Common Shares”), (iii) redesignated 100,000,000 shares of Class T common stock, $0.01 par value per share (the “Class T Common Shares”) (including all of such shares issued and outstanding immediately prior to the Effective Time) as a series of Class T Common Shares named Class T-R common stock (the “Class T-R Common Shares”) and redesignated 400,000,000 Class T Common Shares as a series of Class I Common Shares named Class I-PR common stock (the “Class I-PR Common Shares”), (iv) redesignated 100,000,000 shares of Class S common stock, $0.01 par value per share (the “Class S Common Shares”) (including all of such shares issued and outstanding immediately prior to the Effective Time) as a series of Class S Common Shares named Class S-R common stock (the “Class S-R Common Shares”) and redesignated 400,000,000 Class S Common Shares as a series of Class S Common Shares named Class S-PR common stock (the “Class S-PR Common Shares”) and (v) redesignated 100,000,000 shares of Class E common stock, $0.01 par value per share (the “Class E Common Shares”) as Class I-R Common Shares and redesignated 300,000,000 Class E Common Shares as Class I-PR Common Shares. These revisions are shown in the chart below.

Authorized Shares Prior to Effective Date	Authorized Shares After Effective Date
500,000,000 Class I Common Shares (all 500,000,000 becoming Class I-R Common Shares)	1,300,000,000 Class I Common Shares, 600,000,000 of which are Class I-R Common Shares and 700,000,000 of which are Class I-PR Common Shares
500,000,000 Class D Common Shares (100,000,000 becoming Class D-R Common Shares) (400,000,000 becoming Class D-PR Common Shares)	500,000,000 Class D Common Shares, 100,000,000 of which are Class D-R Common Shares and 400,000,000 of which are Class D-PR Common Shares
500,000,000 Class T Common Shares (100,000,000 becoming Class T-R Common Shares) (400,000,000 becoming Class I-PR Common Shares)	100,000,000 Class T Common Shares, all of which are Class T-R Common Shares
500,000,000 Class S Common Shares (100,000,000 becoming Class S-R Common Shares) (400,000,000 becoming Class S-PR Common Shares)	500,000,000 Class S Common Shares, 100,000,000 of which are Class S-R Common Shares and 400,000,000 of which are Class S-PR Common Shares
500,000,000 Class E Common Shares (100,000,000 becoming Class I-R Common Shares) (300,000,000 becoming Class I-PR Common Shares) (100,000,000 remaining Class E Common Shares)	100,000,000 Class E Common Shares
200,000,000 Preferred Shares	200,000,000 Preferred Shares
2,700,000,000 total Shares	2,700,000,000 total Shares

SECOND: In order to reflect Article FIRST above, Section 6.1 of the Charter of the Corporation is hereby amended as follows:

Section 6.1Authorized Shares. The Corporation has authority to issue 2,700,000,000 Shares, consisting of 2,500,000,000 shares of Common Stock, $.01 par value per share (“Common Shares”), 500,000,000 of which are classified as Class D common stock (the “Class D Common Shares”) (100,000,000 of which are designated as a series of Class D Common Shares named Class D-R common stock (the “Class D-R Common Shares”) and 400,000,000 of which are designated as a series of Class D Common Shares named Class D-PR common stock (the “Class D-PR Common Shares”)), 100,000,000 of which are classified as Class E common stock (the “Class E Common Shares”), 1,300,000,000 of which are classified as Class I common stock (the “Class I Common Shares”) (600,000,000 of which are designated as a series of Class I Common Shares named Class I-R common stock (the “Class I-R Common Shares”) and 700,000,000 of which are designated as a series of Class I Common Shares named Class I-PR common stock (the “Class I-PR Common Shares”)), 500,000,000 of which are classified as Class S common stock (the “Class S Common Shares”) (100,000,000 of which are designated as a series of Class S Common Shares named Class S-R common stock (the “Class S-R Common Shares”) and 400,000,000 of which are designated as a series of Class S Common Shares named Class S-PR common stock (the “Class S-PR Common Shares”)) and 100,000,000 of which are classified as Class T common stock (the “Class T Common Shares”) (all of which are designated as a series of Class T Common Shares named Class T-R common stock (the “Class T-R Common Shares”)), and 200,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Shares”). The aggregate par value of all authorized shares of stock having par value is $27,000,000. All Shares shall be fully paid and non-assessable when issued. If Shares of one class of stock are classified or reclassified into Shares of another class of stock pursuant to this Article VI, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series of stock that the Corporation has authority to issue.

THIRD: The Common Shares designated by these Articles of Amendment as Class D-R Common Shares shall include all Class D Common Shares which were issued and outstanding immediately prior to the Effective Time. The Common Shares designated by these Articles of Amendment as Class E Common Shares shall include all Class E Common Shares which were issued and outstanding immediately prior to the Effective Time. The Common Shares designated by these Articles of Amendment as Class I-R Common Shares shall include all Class I Common Shares which were issued and outstanding immediately prior to the Effective Time. The Common Shares designated by these Articles of Amendment as Class S-R Common Shares shall include all Class S Common Shares which were issued and outstanding immediately prior to the Effective Time. The Common Shares designated by these Articles of Amendment as Class T-R Common Shares shall include all Class T Common Shares which were issued and outstanding immediately prior to the Effective Time.

FOURTH: Every reference in the Charter prior to the Effective Time to (i) “Class T” is replaced with “Class T-R,” (ii) “Class S” is replaced with “Class S-R,” (iii) “Class D” is replaced with “Class D-R” and (iv) “Class I” is replaced with “Class I-R.”

FIFTH: The following definitions are hereby added to those listed in Article V of the Charter:

Class D Common Shares. The term “Class D Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class D-PR Common Shares. The term “Class D-PR Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class I Common Shares. The term “Class I Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class I-PR Common Shares. The term “Class I-PR Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class S Common Shares. The term “Class S Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class S-PR Common Shares. The term “Class S-PR Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class T Common Shares. The term “Class T Common Shares” shall have the meaning as provided in Section 6.1 herein.

SIXTH: The foregoing amendments do not increase the authorized stock of the Corporation. The aggregate par value of all authorized stock of the Corporation having par value both prior to and after the foregoing amendments is $27,000,000.

SEVENTH: The amendments to the charter of the Corporation as set forth above are limited to changes expressly authorized by, and have been duly approved by, a majority of the entire board of directors as required by Section 2-105(a)(13) and Section 2-605 of the Maryland General Corporation Law.

EIGHTH: The undersigned Co-President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned Co-President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Co-President and attested to by its Secretary on this 30th day of July, 2024.

ARES REAL ESTATE INCOME TRUST INC.

/s/ Jeffrey W, Taylor

By: Jeffrey W. Taylor

Co-President

[CORPORATE SEAL]

Attest:

/s/ Joshua J. Widoff

By: Joshua J. Widoff

Secretary